UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 15, 2026

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 15, 2026, the Board of Directors (the “Board”) of Albertsons Companies, Inc. (the “Company”) announced the appointment of Harmit Singh for the term expiring at the Company’s 2027 annual meeting of stockholders or until his successor is duly elected and qualified. In connection with the appointment, the Board will expand from 14 to 15 directors. Mr. Singh has been appointed to the Audit & Risk Committee and Governance, Compliance and ESG Committee effective October 26, 2026.

The Board has determined that Mr. Singh is independent under the corporate governance rules of the New York Stock Exchange. There are no arrangements or understanding between Mr. Singh and any other person pursuant to which he was selected as a director, nor are there any family relationships between Mr. Singh and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Singh is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Singh will receive the non-management director compensation as disclosed in the Company's proxy statement for the 2026 annual meeting of stockholders, filed on June 22, 2026, pro-rated for his year of service.

Mr. Singh currently serves as Executive Vice President and Chief Financial and Growth Officer of Levi Strauss & Co., and after a planned transition will retire from the company on November 30, 2026. In this role, Mr. Singh leads finance, the transformation office, investor relations, information security, strategic sourcing, real estate and franchise expansion, mergers and acquisitions, divestitures and global talent hubs. He also leads the company’s global productivity initiative, focused on improving structural economics to drive growth and profitability. During his tenure at Levi Strauss, he helped lead the company’s return to the public markets in 2019 and the expansion of its global retail footprint. Mr. Singh also serves on the board of Planet Fitness, Inc.

A copy of the press release announcing these updates is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Committee Assignments

On September 30, 2026, the Company announced the appointment of William P. Boltz, Chris Drumgoole and Margaret M. Ham to the Board of Directors. At the time of the filing, the Board had not determined their committee assignments. On October 15, 2026, the Board made the following committee appointments effective October 26, 2026:

Mr. Boltz: Audit & Risk Committee and Finance Committee
Mr. Drumgoole: Technology Committee
Ms. Ham: Audit & Risk Committee and Compensation Committee

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release dated October 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

October 15, 2026	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs